UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.10 par value	UMH	New York Stock Exchange
8.0% Series B Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRC	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2020, the Board of Directors of UMH Properties, Inc. (the “Company”) approved an increase in the size of the Company’s Board of Directors from 10 to 11 directors and appointed Dr. Amy Lynn Butewicz as a Class I Director for the term of Class I expiring in 2022. Dr. Butewicz has not yet been appointed to any committees of the Board of Directors.

Dr. Butewicz is a pharmacist and realtor licensed in New Jersey, and currently serves as a council member on the Millstone Township Agricultural Advisory Council and the Millstone Township Open Space and Farmland Preservation Council. Dr. Butewicz currently works as a full time realtor for Keller Williams Princeton Real Estate, specializing in equestrian properties, farms and land across the State of New Jersey. From July 2009 until August 2017, she served as a supervising pharmacist at a leading long-term care pharmacy in Monmouth County, New Jersey. Dr. Butewicz is also actively engaged in a number of charitable programs and initiatives, including serving as a co-chair on an advisory board of the Rutgers University Equine Science Center. Dr. Butewicz earned her Doctorate of Pharmacy from the Ernest Mario School of Pharmacy at Rutgers University, where she graduated summa cum laude.

In connection with her appointment, Dr. Butewicz will receive the standard compensation payable to directors of the Company, consisting of an annual fee of $45,000 and additional fees for attendance at Board of Directors meetings, as described in the Company’s Proxy Statement dated April 22, 2019 filed with the Securities and Exchange Commission. In addition, on the date of her appointment, Dr. Butewicz and each of the Company’s other directors received an annual award of 1,000 shares of unrestricted stock.

There were no material arrangements or understandings, or any material plan or contract, between Dr. Butewicz and any other persons regarding Dr. Butewicz’s appointment. There are no family relationships between Dr. Butewicz and any of the Company’s other directors or executive officers, and the Company has not entered into any transactions with Dr. Butewicz that are reportable pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Dr. Butewicz as a Class I Director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 17, 2020 announcing the appointment of Dr. Butewicz.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

99.1	Press release dated January 17, 2020 announcing the appointment of Dr. Butewicz.

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